                               ___________ Shares

                                  Nelnet, Inc.

                              Class A Common Stock


                             Underwriting Agreement

                             dated          , 2003

                                TABLE OF CONTENTS

SECTION 1.        REPRESENTATIONS AND WARRANTIES........................................................      3
     (a)  Compliance with Registration Requirements.....................................................      3
     (b)  Offering Materials Furnished to Underwriters..................................................      3
     (c)  Distribution of Offering Material By the Company..............................................      3
     (d)  The Underwriting Agreement....................................................................      4
     (e)  Authorization of the Common Shares............................................................      4
     (f)  No Applicable Registration or Other Similar Rights............................................      4
     (g)  No Material Adverse Change....................................................................      4
     (h)  Independent Accountants.......................................................................      4
     (i)  Preparation of the Financial Statements.......................................................      4
     (j)  Incorporation and Good Standing of the Company and its Subsidiaries...........................      5
     (k)  Capitalization and Other Capital Stock Matters................................................      5
     (l)  No Prior Sales of Common Stock................................................................      5
     (m)  Stock Exchange Listing........................................................................      5
     (n)  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required....      5
     (o)  No Material Actions or Proceedings............................................................      6
     (p)  Intellectual Property Rights..................................................................      6
     (q)  All Necessary Permits, etc....................................................................      7
     (r)  Title to Properties...........................................................................      7
     (s)  Tax Law Compliance............................................................................      7
     (t)  Company Not an "Investment Company"...........................................................      7
     (u)  Insurance.....................................................................................      7
     (v)  No Price Stabilization or Manipulation........................................................      8
     (w)  Related Party Transactions....................................................................      8
     (x)  No Unlawful Contributions or Other Payments...................................................      8
     (y)  Company's Accounting System...................................................................      8
     (z)  ERISA Compliance..............................................................................      8
     (aa) Brokers.......................................................................................      8
     (bb) No Outstanding Loans or Other Indebtedness....................................................      9
     (cc) Compliance with Laws..........................................................................      9
     (dd) Statistical and Market Data...................................................................      9
     (ee) Directed Share Program........................................................................      9
SECTION 2.        PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES......................................      9
     The Firm Common Shares.............................................................................      9
     The First Closing Date.............................................................................     10
     The Optional Common Shares; the Second Closing Date................................................     10
     Public Offering of the Common Shares...............................................................     10
     Payment for the Common Shares......................................................................     10
     Delivery of the Common Shares......................................................................     11
     Delivery of Prospectus to the Underwriters.........................................................     11
SECTION 3.        ADDITIONAL COVENANTS..................................................................     11
     (a)  Representatives' Review of Proposed Amendments and Supplements................................     11
     (b)  Securities Act Compliance.....................................................................     11
     (c)  Amendments and Supplements to the Prospectus and Other Securities Act Matters.................     12
     (d)  Copies of any Amendments and Supplements to the Prospectus....................................     12
     (e)  Blue Sky Compliance...........................................................................     12
     (f)  Use of Proceeds...............................................................................     13

     (g)  Transfer Agent................................................................................     13
     (h)  Earnings Statement............................................................................     13
     (i)  Periodic Reporting Obligations................................................................     13
     (j)  Company to Provide Interim Financial Statements...............................................     13
     (k)  Directed Share Program........................................................................     13
     (l)  New York Stock Exchange Listing...............................................................     13
     (m)  Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet....     13
     (n)  Agreement Not to Offer or Sell Additional Securities..........................................     14
     (o)  Future Reports to the Representatives.........................................................     14
     (p)  Investment Limitation.........................................................................     14
     (q)  No Manipulation of Price......................................................................     14
SECTION 4.        PAYMENT OF EXPENSES...................................................................     15
SECTION 5.        CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.....................................     15
     (a)  Accountants' Comfort Letter...................................................................     15
     (b)  Compliance with Registration Requirements; No Stop Order; No Objection from NASD..............     16
     (c)  No Material Adverse Change or Ratings Agency Change...........................................     16
     (d)  Representations and Warranties................................................................     16
     (e)  Opinions of Counsel for the Company...........................................................     16
     (f)  Opinion of Counsel for the Underwriters.......................................................     17
     (g)  Officers' Certificate.........................................................................     17
     (h)  Bring-down Comfort Letter.....................................................................     17
     (i)  Lock-Up Agreement from Certain Securityholders of the Company.................................     17
     (j)  No Legal Impediment to Issuance...............................................................     18
     (k)  Good Standing.................................................................................     18
     (l)  New York Stock Exchange Listing...............................................................     18
     (m)  Additional Documents..........................................................................     18
SECTION 6.        REIMBURSEMENT OF UNDERWRITERS' EXPENSES...............................................     18
SECTION 7.        EFFECTIVENESS OF THIS AGREEMENT.......................................................     19
SECTION 8.        INDEMNIFICATION.......................................................................     19
     (a)  Indemnification of the Underwriters...........................................................     19
     (b)  Indemnification of the Company, its Directors and Officers....................................     19
     (c)  Notifications and Other Indemnification Procedures............................................     20
     (d)  Settlements...................................................................................     21
     (e)  Indemnification of the QIU....................................................................     21
     (f)  Indemnification for Directed Shares...........................................................     21
SECTION 9.        CONTRIBUTION..........................................................................     22
SECTION 10.       DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS....................................     23
SECTION 11.       TERMINATION OF THIS AGREEMENT.........................................................     23
SECTION 12.       REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY...................................     24
SECTION 13.       NOTICES...............................................................................     24
SECTION 14.       SUCCESSORS............................................................................     25
SECTION 15.       PARTIAL UNENFORCEABILITY..............................................................     25
SECTION 16.       GOVERNING LAW PROVISIONS..............................................................     25
SECTION 17.       GENERAL PROVISIONS....................................................................     25

SCHEDULE A.       UNDERWRITERS .........................................................................    A-1
EXHIBIT A-1.      FORM OF OPINION OF CAHILL GORDON & REINDEL LLP .......................................  A-1-1
EXHIBIT A-2.      LETTER OF CAHILL GORDON & REINDEL LLP ................................................  A-2-1
EXHIBIT A-3.      FORM OF OPINION OF PERRY, GUTHERY, HAASE & GESSFORD, P.C., L.L.O .....................  A-3-1

EXHIBIT A-4.      LETTER OF PERRY, GUTHERY, HAASE & GESSFORD, P.C., L.L.O ..............................  A-4-1
EXHIBIT B         FORM OF LOCK-UP LETTER ...............................................................    B-1

                             UNDERWRITING AGREEMENT

                                                                          , 2003

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several Underwriters

C/O

BANC OF AMERICA SECURITIES LLC
9 West 57(th) Street
New York, New York 10019

AND

J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

            INTRODUCTORY. Nelnet, Inc., a Nebraska corporation (the "Company), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of [___] shares (the "Firm Common Shares") of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional [___] shares (the "Optional Common Shares") of Class A Common Stock, as provided in Section
      2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". The Class A Common Stock and the Company's Class B Common Stock, par value $0.01 per share, are collectively called the "Common Stock". Banc of America Securities LLC ("BAS") and J.P. Morgan Securities Inc. ("JPMSI") have agreed to act as joint book-running managers in connection with the offering and sale of the Common Shares and BAS, JPMSI, Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

            The Company and the Underwriters agree that up to ________ of the Firm Common Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and persons having business relationships with the Company (collectively, the "Participants"), as part of the distribution of the Common Shares by the Underwriters (the "Directed Share Program") subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. One of the Underwriters (the "Designated Underwriter") shall be selected to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

            The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-[___]), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements and exhibits thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of the Representatives, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated [___] (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

            The Company hereby confirms its engagement of JPMSI as, and JPMSI hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the NASD with respect to the offering and sale of the Common Shares. JPMSI, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". The price at which the Common Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

            The Company hereby confirms its agreements with the Underwriters and the QIU as follows:

      SECTION 1. REPRESENTATIONS AND WARRANTIES.

      The Company hereby represents, warrants and covenants to each Underwriter as follows:

      (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

      Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

      (b) Offering Materials Furnished to Underwriters. The Company has delivered to each Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

      (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

      (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Prospectus. The issuance of the Common Shares is not subject to any preemptive or similar rights.

      (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement except for such rights as have been duly waived.

      (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company of any class of its capital stock; and (iv) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses from fire, explosion, flood, earthquake, accident or other calamity, whether or not covered by insurance.

      (h) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are, to the knowledge of the Company after due inquiry, independent public accountants as required by the Securities Act.

      (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus conform in all material respects to the requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated

Financial Data", "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

      (j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and, to the extent a subsidiary is a corporation, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except for minority interests in certain subsidiaries, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

      (k) Capitalization and Other Capital Stock Matters The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus). The outstanding Common Stock conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus. The description of the Company's employee stock purchase plan set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plan.

      (l) No Prior Sales of Common Stock. Except as described in the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

      (m) Stock Exchange Listing. The Common Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

      (n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation by the Company of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action on the part of the Company and will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in Material Adverse Change. No consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of this Agreement and consummation by the Company of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

      (o) No Material Actions or Proceedings. There are no legal or governmental actions, investigations, suits or proceedings pending or threatened or, to the Company's knowledge, contemplated (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any executive officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and
(B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent.

      (p) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") necessary to conduct their respective businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons, which violations would, individually or in the aggregate, result in a Material Adverse Change.

      (q) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current material licenses, certificates, authorizations or permits issued by, and have made all material declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

      (r) Title to Properties. The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property, do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary and could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

      (s) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 (i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

      (t) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

      (u) Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

      (v) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

      (w) Related Party Transactions. There are no relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

      (x) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.

      (y) Company's Accounting System. The Company and its subsidiaries maintain systems of accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (z) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA") ) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

      (aa) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

      (bb) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Prospectus to the extent required to be so disclosed.

      (cc) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

      (dd) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

      (ee) Directed Share Program. (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States, except where the failure to be so in compliance would not result in a Material Adverse Change. The Company has not offered, or caused the Underwriters to offer, any Common Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

            The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      SECTION 2. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

      The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $[___] per share.

      The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefore shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on [___], or such other time and date not later than 1:30 a.m. New York time, on [___] as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 hereof.

      The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [___] Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its exercise by giving written notice of such cancellation to the Company.

      Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed as the Representatives, in their judgment, have determined is advisable and practicable.

      Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

            It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Either or both of BAS and JPMSI, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by such Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

      Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefore. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefore. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      Delivery of Prospectus to the Underwriters. Not later than 12:00 noon on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver, or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

      SECTION 3. ADDITIONAL COVENANTS.

            The Company further covenants and agrees with each Underwriter as follows:

      (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

      (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or, to the Company's knowledge, the threatening or initiation of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

      (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, such amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

      (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

      (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

      (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

      (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

      (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering the year ending December 31, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

      (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

      (j) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

      (k) Directed Share Program. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants' Directed Shares will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

      (l) New York Stock Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Common Shares on the New York Stock Exchange.

      (m) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the date of this Agreement, to BAS and JPMSI an "electronic Prospectus" to be used by certain of the Underwriters in connection with the offering and sale of the Common Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to BAS and JPMSI, that may be transmitted electronically by certain of the Underwriters to offerees and purchasers of the Common Shares for at least the Prospectus Delivery Period;
(ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to BAS and JPMSI, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable Term Sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence.

      (n) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS and JPMSI (which consent may be withheld at the sole discretion of either BAS or JPMSI), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares) ; provided, however, that the Company may issue shares of its Common Stock pursuant to any stock purchase plan or arrangement described in the Prospectus.

      (o) Future Reports to the Representatives. During the period of two years hereafter, so long as the Common Shares are outstanding, the Company will furnish to BAS at 9 West 57th Street, New York, NY 10022, Attention: [ ] and JPMSI at 277 Park Avenue, New York, New York 10172, Attention: [ ]: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock. Notwithstanding the foregoing, no such report, statement or other document will be furnished to BAS or JPMSI to the extent it is available on EDGAR or on the Company's website.

      (p) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

      (q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock of the Company.

      BAS and JPMSI, jointly on behalf of the several Underwriters, may, in their discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

      SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the Company's authorization, issuance, sale and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions,
(vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the New York Stock Exchange, (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors, (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to Participants. Except as provided in this Section 4,
Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

      SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

      (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received additional conformed copies of such accountants' letter for each of the several Underwriters).

      (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

            (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b) ;

            (ii) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

            (iii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

            (iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

      (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

            (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

            (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g) (2) under the Securities Act.

      (d) Representations and Warranties. The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the First Closing Date, and with respect to the Optional Common Shares, the Second Closing Date.

      (e) Opinions of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received (i) the favorable opinion and letter of Cahill Gordon & Reindel LLP, counsel for the Company, dated as of such Closing Date, forms of which are attached hereto as Exhibit A-1 and A-2 and (ii) the favorable opinion and letter of Perry, Guthery, Haase & Gessford, P.C., L.L.O., Nebraska counsel for the Company, dated as of such Closing Date, forms of which are attached hereto as Exhibit A-3 and A-4 (and the Representatives shall have received additional conformed copies of each such legal opinion and letter for each of the several Underwriters).

      (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraphs
(i), (ii), (iii) and (v) (with respect to the caption "Underwriting" under subparagraph (i) only), and in Exhibit A-2 (and the Representatives shall have received additional conformed copies of such counsel's legal opinion for each of the several Underwriters).

      (g) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by one of the Co-Chief Executive Officers of the Company and by the Chief Financial Officer of the Company, in the capacity as such officers, dated as of such Closing Date, to the effect set forth in subsections
(b) (iii) and (c) (ii) of this Section 5, and further to the effect that, to the knowledge of such officers:

            (i) for the period from and after the date of this Agreement and up to and including such Closing Date, there has not occurred any Material Adverse Change;

            (ii) the representations, warranties and covenants of the Company set forth in Section 1 hereto are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

            (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

      (h) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from KPMG LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than five business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received additional conformed copies of such accountants' letter for each of the several Underwriters).

      (i) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit B hereto from each director, each executive officer and each beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein), and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

      (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, prevent the issuance or sale of the Common Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, prevent the issuance or sale of the Common Shares.

      (k) Good Standing. The Representatives shall have received on and as of the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, satisfactory evidence of the good standing of the Company and each of its subsidiaries which is a "significant subsidiary" within the meaning of Rule 405 under the Securities Act in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

      (l) New York Stock Exchange Listing. The Common Shares to be delivered on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

      (m) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

            If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination.

      SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5 hereof, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand, for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      SECTION 7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective upon the execution of this Agreement by the parties hereto.

      SECTION 8. INDEMNIFICATION.

      (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including, without limitation, the fees and disbursements of counsel chosen by BAS and JPMSI) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) ; and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

      (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the second paragraph and in third, sixth, seventh, eighth, twelfth, thirteenth, seventeenth and eighteenth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

      (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party or parties (JPMSI and BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.


      (e) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liability or expense, as incurred, arising out of or based upon the QIU's acting as a "qualified independent underwriter" (within the meaning of Rule 2720 to the NASD's Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence, bad faith or willful misconduct of the QIU.


      (f) Indemnification for Directed Shares. The Company agrees to indemnify and hold harmless the Designated Underwriter, its officer and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

      SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) hereof for purposes of indemnification.

            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

            Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

      SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

            As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date, this Agreement may be terminated by the Representatives in their absolute discretion by notice given to the Company if at any time (i) trading or quotation in any of the securities issued or guaranteed by the Company shall have been suspended or limited by the Commission or on any exchange or in any over-the-counter market or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on such stock exchange; (ii) a general banking moratorium shall have been declared by any of federal, New York or Nebraska authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

      SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

      Banc of America Securities LLC
      9 West 57th Street
      New York, NY 10019
      Facsimile:  212-933-2217
      Attention:  Trevor Ganshaw/Thomas Morrison

with a copy to:

      Banc of America Securities LLC
      9 West 57th Street
      New York, NY  10019
      Facsimile:  212-583-8567
      Attention:  Nicholas T. Ganz, Esq.

   and

      J.P. Morgan Securities Inc.
      277 Park Avenue
      New York, NY 10172
      Facsimile:  212-
      Attention:  Equity Capital Markets

with a copy to:

      J.P. Morgan Securities Inc.
      277 Park Avenue
      New York, NY 10172

      Facsimile:  212-270-7487
      Attention:  Travis Epes, Esq.

If to the Company:

      Nelnet, Inc.
      121 South 13th Street, Suite 201
      Lincoln, NE 68508
      Facsimile: 402-458-2399
      Attention:  Terry J. Heimes, Chief Financial Officer

With a copy to:

      Cahill Gordon and Reindel LLP
      80 Pine Street
      New York, NY 10005
      Facsimile:  212-269-5420
      Attention:  Gerald S. Tanenbaum, Esq.

   and

      Perry, Guthery, Haase & Gessford, P.C., L.L.O.
      233 South 13th Street, Suite 1400
      Lincoln, NE 68508
      Facsimile: 402-476-0094
      Attention:  Daniel F. Kaplan, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

      SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

      SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      SECTION 16. GOVERNING LAW PROVISIONS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

      SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

            Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

            The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, any person controlling any Underwriter or the QIU, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Common Shares and payment for them hereunder and (iii) termination of this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       Very truly yours,


                                       NELNET, INC.


                                       By:
                                          -------------------------------------


            The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By: BANC OF AMERICA SECURITIES LLC


By:
   -----------------------------------



By: J.P. MORGAN SECURITIES INC.


By:
   -----------------------------------



By: J.P. MORGAN SECURITIES INC.
       (IN ITS CAPACITY AS QIU)


By:
   -----------------------------------

                                   SCHEDULE A




                                           NUMBER OF
                                           FIRM COMMON
                                           SHARES
                                           TO BE
UNDERWRITERS                               PURCHASED
------------                               ---------
Banc of America Securities LLC..........   [___]
J.P. Morgan Securities Inc..............   [___]
Credit Suisse First Boston Corporation .   [___]
Morgan Stanley & Co. Incorporated ......   [___]
[___] ..................................   [___]

      Total.............................   [___]

                                                                     EXHIBIT A-1

      Opinion of Cahill Gordon & Reindel LLP, counsel for the Company, to be delivered pursuant to Section 5(e) of the Underwriting Agreement. References to the Prospectus in this Exhibit A-1 include any supplements thereto at the First Closing Date (or the Second Closing Date, as the case may be).

            (i) The Underwriting Agreement has been duly executed and delivered by the Company.

            (ii) The Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

            (iii) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

            (iv) The statements in the Prospectus under the captions "Shares Eligible for Future Sale -- Sales of Restricted Shares" and "Certain United States Income Tax Considerations," insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

            (v) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation by the Company of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

                                      A-1-1

            (vi) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Business Corporation Law of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.


                                      A-1-2

                                                                     EXHIBIT A-2

      Letter of Cahill Gordon & Reindel LLP, counsel for the Company, to be delivered pursuant to Section 5(e) of the Underwriting Agreement. References to the Prospectus in this Exhibit A-2 include any supplements thereto at the First Closing Date (or the Second Closing Date, as the case may be).

      Such counsel shall state that they have participated in conferences with certain officers and other representatives of the Company, with representatives of the independent auditors for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed. Although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, the limitations inherent in the role of outside counsel are such that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except as provided in clause (iv) of Exhibit A-1. Subject to the foregoing, such counsel advises you that, in connection with their work on this matter, no facts have come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial or statistical data derived therefrom included in the Registration Statement or the Prospectus or any amendments or supplements thereto).


                                      A-2-1

                                                                     EXHIBIT A-3

      Opinion of Perry, Guthery, Haase & Gessford, P.C., L.L.O., Nebraska counsel for the Company, to be delivered pursuant to Section 5(e) of the Underwriting Agreement. References to the Prospectus in this Exhibit A-3 include any supplements thereto at the First Closing Date (or the Second Closing Date, as the case may be).

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nebraska.

            (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

            (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

            (iv) Each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

            (v) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization." All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to knowledge of such counsel, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Class A Common Stock is in due and proper form and complies with all applicable requirements of the charter

                                      A-3-1
      and by-laws of the Company and the Business Corporation Act of the State of Nebraska.

            (vi) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the Business Corporation Act of the State of Nebraska or, (ii) to the knowledge of such counsel, otherwise.

            (vii) The Company has full right, power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly taken.

            (viii) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

            (ix) The outstanding Common Stock conforms to the description thereof contained in the Prospectus. The Common Shares, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will conform to the description thereof in the Prospectus.

            (x) The statements (i) in the Prospectus under the captions "Management -- Employee Share Purchase Plan," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" and
      (ii) in Items 14 and 15 of the Registration Statement, insofar as such statements constitute terms of stock, matters of law, summaries of legal matters, the charter or by-laws of the Company, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

            (xi) To the knowledge of such counsel, except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the

                                      A-3-2

      Company or any of its subsidiaries, could reasonably be expected to result in a Material Adverse Change; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

            (xii) To the knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein.

            (xiii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation by the Company of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

            (xiv) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company;
      (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any Existing Instrument, except for such breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; or (iv) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

            (xv) Except as disclosed in the Prospectus, to the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

            (xvi) To the knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or any

                                      A-3-3
      law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Business Corporation Act of the State of Nebraska or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel reasonably satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.


                                      A-3-4

                                                                     EXHIBIT A-4

      Letter of Perry, Guthery, Haase & Gessford, P.C., L.L.O., Nebraska counsel for the Company, to be delivered pursuant to Section 5(e) of the Underwriting Agreement. References to the Prospectus in this Exhibit A-4 include any supplements thereto at the First Closing Date (or the Second Closing Date, as the case may be).

      Such counsel shall state that they have participated in conferences with certain officers and other representatives of the Company, with representatives of the independent auditors for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed. Although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except as provided in clauses (ix) and (x) of Exhibit A-3. Subject to the foregoing, such counsel advises you that, in connection with their work on this matter, no facts have come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial or statistical data derived therefrom included in the Registration Statement or the Prospectus or any amendments or supplements thereto).



                                      A-4-1

                                                                       EXHIBIT B

      , 2003

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Joint Book-Running Managers


RE:   Nelnet Loan Services, Inc. (to be renamed Nelnet, Inc) (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock"). The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering. However, the undersigned recognizes that whether or not the Offering takes place depends on a variety of factors and that you are under no obligation to enter into such underwriting arrangements.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC and J.P. Morgan Securities Inc. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, but only including shares of Common Stock over which the undersigned has the power to control the disposition) by the undersigned, or publicly announce an intention to do any of the foregoing, for a period commencing on the effective date of the registration statement relating to the Offering and continuing through the close of trading on the date 180 days after the date of the final prospectus for the Offering. The foregoing sentence shall not apply to (i) any shares of Common Stock acquired as part of the Offering,
(ii) any shares of Common Stock or other securities acquired in open market transactions after commencement of the Offering, (iii) bona fide gifts or distributions (including if the undersigned is a partnership, to its partners) without consideration to persons who, as a result of such gift or distribution, will not be required to make a filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, prior to the expiration of the 180-day period referenced above, (iv) transfers which occur by operation of law, (v) the conversion of one class of Common Stock into another class of Common Stock or
(vi) the transfer of any or all of the shares of Common Stock owned by the undersigned either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case described in (iii), (iv) or (vi) it shall be a condition to such transfer that the transferee executes and delivers to Banc of America Securities LLC and J.P. Morgan Securities Inc. an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common

Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This agreement shall terminate upon the earlier to occur of (i) the expiration of the 180-day period referenced above and (ii) such time as the Company or Banc of America Securities LLC and J.P. Morgan Securities Inc. determine to abandon or terminate the Offering.




Printed Name of Holder



By:






Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)






                                       B-2